UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2906 Colorado Avenue Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 13, 2020, Super League Gaming, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with those institutional accredited investors identified on the signature page thereto (the “Purchasers”) pursuant to which the Company offered and sold to the Purchasers an aggregate of 1,825,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering (the “Registered Direct Offering”). The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-237626) filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2020, as amended on April 17, 2020 (as amended, the “Registration Statement”) and declared effective on April 20, 2020. A copy of the press release announcing the consummation of the Registered Direct Offering is attached hereto is Exhibit 99.1.

The purchase price for one Share in the Registered Direct Offering was $3.50, and closing of the Registered Direct Offering occurred on May 15, 2020. The Company expects the aggregate net proceeds from the Offerings, after deducting estimated offering expenses, to be approximately $6.0 million.  The Company intends to use the aggregate net proceeds for working capital and other general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The foregoing description of the material terms of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Commission.

The legal opinion, including the related consent, of Disclosure Law Group, a Professional Corporation, relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

In connection with the Registered Direct Offering, the Company entered into a Placement Agency Agreement with A.G.P./ Alliance Global Partners (the “Placement Agent”), pursuant to which the Company paid an aggregate cash fee of $318,500 to the Placement Agent. The Company also reimbursed the Placement Agent for expenses incurred by them in connection with the Registered Direct Offering.

The foregoing description of the material terms of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of proceeds expected from the Registered Direct Offering. The risks and uncertainties involved include the Company's financial position, market conditions and other risks detailed from time to time in the Company's periodic reports and other filings with the Commission. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company's current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2020, the Company issued a press release to announce the Company's financial results for its fiscal quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.2.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

1.1	Placement Agency Agreement dated May 13, 2020

5.1	Opinion of Disclosure Law Group, a Professional Corporation

10.1	Form of Securities Purchase Agreement dated May 13, 2020

23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

99.1	Press Release issued by Super League Gaming, Inc., dated May 13, 2020

99.2	Press Release issued by Super League Gaming, Inc., dated May 14, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: May 15, 2020	By:	/s/ Ann Hand
Ann Hand Chief Executive Officer